As filed with the Securities and Exchange Commission on June 11, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 Infinity Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0655706
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1100 Massachusetts Avenue, Floor 4 Cambridge, Massachusetts	02138
(Address of Principal Executive Offices)	(Zip Code)

Infinity Pharmaceuticals, Inc. 2013 Employee Stock Purchase Plan, as amended
(Full Title of the Plan)

Seth A. Tasker, Esq.
Senior Vice President, Chief Business Officer
Infinity Pharmaceuticals, Inc.
1100 Massachusetts Avenue, Floor 4
Cambridge, Massachusetts 02138
(Name and Address of Agent For Service)

(617) 453-1000
(Telephone Number, Including Area Code, of Agent For Service)

With copies to:
Cynthia T. Mazareas, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Telephone: (617) 526-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	550,000 shares(2)	$3.42(3)	$1,881,000(3)	$205.22

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of 550,000 shares issuable under the Infinity Pharmaceuticals, Inc. 2013 Employee Stock Purchase Plan, as amended.
(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s common stock, $0.001 par value per share (“Common Stock”) as reported on the Nasdaq Global Market on June 8, 2021.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is being filed to register an additional 550,000 shares of Common Stock of Infinity Pharmaceuticals, Inc. (the “Registrant”) issuable under the 2013 Employee Stock Purchase Plan, as amended (the “ESPP”). Pursuant to General Instruction E to Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” this registration statement incorporates by reference (i) the contents of the registration statement on Form S-8, File No. 333-189342, filed by the Registrant on June 14, 2013 relating to the ESPP, (ii) the contents of the registration statement on Form S-8, File No. 333-205585, filed by the Registrant on July 9, 2015 relating to the ESPP and (iii) the contents of the registration statement on Form S-8, File No. 333-232110, filed by the Registrant on June 14, 2019 relating to the ESPP.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 8.	Exhibits.

The Index to Exhibits immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on this 11th day of June, 2021.

INFINITY PHARMACEUTICALS, INC.

By:	/s/ Lawrence E. Bloch
Lawrence E. Bloch, M.D., J.D.
President

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Infinity Pharmaceuticals, Inc., hereby severally constitute and appoint Adelene Q. Perkins, Lawrence E. Bloch, M.D., J.D., and Seth A. Tasker, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Infinity Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adelene Q. Perkins	Chief Executive Officer and Chair of the Board of	June 11, 2021
Adelene Q. Perkins	Directors (Principal Executive Officer)

/s/ Lawrence E. Bloch	President (Principal Financial Officer and Principal	June 11, 2021
Lawrence E. Bloch, M.D., J.D.	Accounting Officer)

/s/ Samuel Agresta	Director	June 11, 2021
Samuel Agresta, M.D., M.P.H.

/s/ David Beier	Director	June 11, 2021
David Beier, J.D.

/s/ Anthony B. Evnin	Director	June 11, 2021
Anthony B. Evnin, Ph.D.

/s/ Richard Gaynor	Director	June 11, 2021
Richard Gaynor, M.D.

/s/ Norman C. Selby	Director	June 11, 2021
Norman C. Selby

INDEX TO EXHIBITS

Number	Description
4.1
Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 30, 2020 (File No. 000-31141) and incorporated herein by reference).

4.2
Amended and Restated Bylaws of the Registrant. (Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 17, 2009 (File No. 000-31141) and incorporated herein by reference).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant. Filed herewith.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1). Filed Herewith.

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm to the Registrant. Filed Herewith.

24.1	Power of attorney (included on the signature pages of this registration statement).

99.1
2013 Employee Stock Purchase Plan, as amended by Amendment No. 1 and Amendment  No. 2 thereto. (Previously filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on June 16, 2015 (File No. 000-31141) and incorporated herein by reference).

99.2
Amendment No. 3 to 2013 Employee Stock Purchase Plan. (Previously filed as Exhibit B to the Registrant’s Definitive Proxy Statement filed on April 24, 2019 (File No. 000-31141) and incorporated herein by reference).

99.3
Amendment No. 4 to 2013 Employee Stock Purchase Plan. (Previously filed as Appendix A to the Registrant’s Definitive Proxy Statement filed on April 26, 2021 (File No. 000-31141) and incorporated herein by reference).